Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)           Registration Statement on Form S-4 (File No. 333-34641);

(2)           Registration Statement on Form S-8 (File No. 333-82282);

(3)           Registration Statement on Form S-3 (File No. 333-113782);

(4)           Registration Statement on Form S-3 (File No. 333-116107);

(5)           Registration Statement on Form S-8 (File No. 333-124676);

(6)           Registration Statement on Form S-8 (File No. 333-127481); and

(7)           Registration Statement on Form S-8 (File No. 333-188898).

of our reports dated March 4, 2015, relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting of Miller Industries, Inc. and subsidiaries, which appear in this Form 10-K.

/s/ Elliott Davis Decosimo, LLC

Chattanooga, Tennessee
March 4, 2015